UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

iRobot Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Contacts:	Media Contacts:
Elise Caffrey	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
ecaffrey@irobot.com	cvaida@irobot.com

Scott Winter / Jennifer Shotwell	Andi Rose / Becky McClain
Innisfree M&A Incorporated	Joele Frank, Wilkinson Brimmer Katcher
(212) 750-5833	(212) 355-4449

iRobot Comments on ISS Recommendation

Recommends Shareholders Vote FOR ALL iRobot Nominees on the WHITE Proxy Card

BEDFORD, Mass., May 10, 2016 — iRobot Corporation (NASDAQ: IRBT) (“iRobot” and the “Company”), a leader in delivering robotic technology-based solutions, today issued the following statement in response to a report by Institutional Shareholder Services (“ISS”) regarding the election of directors to iRobot’s Board of Directors at iRobot’s 2016 Annual Meeting of Stockholders to be held on May 25, 2016:

We strongly believe that ISS reached the wrong conclusion.

iRobot is an innovative consumer technology company that commands 62% market share in the highly competitive robotic vacuuming segment. Maintaining this market share requires vision, technological prowess and significant investment. We spend 12% of our revenue on R&D, similar to other technology-enabled consumer products companies. The rewards for our shareholders are tangible and attractive: 47% gross margins and strong revenue growth, driven by our proven ability to create and enter new market segments.

ISS’ report starts from the mistaken premise that technology and innovation are not core to iRobot’s success or future. We flatly disagree. We do not believe iRobot would be well-served by operating like traditional, low-tech consumer products companies that regularly change packaging, colors and flavors, but offer limited technological innovation. ISS does not recognize that 62% market share, and the profits and cash flow that come with it, are not a given. We earn it through our R&D and technology leadership every quarter and every year. We believe long-term shareholder value would be put at risk if iRobot were to substantially cut R&D spending, as suggested by ISS and Red Mountain. The iRobot Board must continue to act as a responsible steward of the Company’s future. We urge you to support our nominees and business plan.

Our nominees – Mohamad Ali and Michael Bell — bring deep technology experience in software development, cloud computing and SaaS, and the Internet of Things, which will be instrumental to iRobot’s next chapter of growth. We are confident that Messrs. Ali and Bell bring the experience necessary to continue driving innovation and profit for years to come.

iRobot shareholders are reminded that their vote is extremely important, no matter how many or how few shares they own. iRobot strongly recommends that shareholders elect the Company’s world-class leaders by voting the WHITE proxy card today “FOR” ALL of iRobot’s highly-qualified and experienced director nominees: Michael Bell and Mohamad Ali.

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 717-3929

Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:

We urge you NOT to vote using any Green proxy card

sent to you by Red Mountain Capital, as doing so

will revoke your vote on the WHITE proxy card.

About iRobot Corporation

iRobot Corporation (“iRobot”, or the “Company”) designs and builds robots that empower people to do more. The Company’s home robots help people find smarter ways to clean and accomplish more in their daily lives. Its remote presence robots enable virtual presence from anywhere in the world. iRobot’s portfolio of solutions feature proprietary technologies for the connected home and advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

Important Stockholder Information

iRobot will hold its 2016 Annual Meeting of stockholders on May 25, 2016. The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement and form of WHITE proxy card in connection with the 2016 Annual Meeting. The definitive proxy statement contains important information about the Company, the 2016 Annual Meeting and related matters.

COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the matters to be considered at the 2016 Annual Meeting. Information regarding the Company’s directors and executive officers is contained in the Company’s annual report on Form 10-K filed with the SEC on February 19, 2016, and definitive proxy statement filed with the SEC on March 29, 2016.

The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by investors and security holders free of charge at the SEC’s web site at www.sec.gov. In addition, the Company’s filings with the SEC, including the proxy statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from the Company by directing a request to the Company at 8 Crosby Drive, Bedford, MA 01730, Attention: Investor Relations. Such materials are also available at www.irobot.com.

Forward-Looking Statements

Certain statements made in this communication that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified with words like

“believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. This communication contains express or implied forward-looking statements relating to, among other things, the impact of decreasing our R&D spending, and the impact of our strategic actions to enhance stockholder value. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to enhance stockholder value through our strategic actions. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot undertakes no obligation to update or revise the information contained in this communication, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot, see the disclosure contained in our public filings with the SEC.